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                                   Exhibit 11

                       CAPITAL INVESTMENT OF HAWAII, INC.
                                AND SUBSIDIARIES

                      Computation of Loss Per Common Share

                         Five years ended July 31, 1996

                                                         1996             1995            1994            1993             1992
                                                     ----------        ---------       ----------     ----------        ---------
Loss from continuing operations
  before extraordinary credit applicable
  to common shareholders                             $ (373,358)        (807,926)      (1,423,453)      (997,381)        (966,427)

Discontinued operations                                    --               --              --           (23,398)        (121,352)

Extraordinary credit                                       --               --              --              --            507,000
                                                     ----------        ---------       ----------     ----------        ---------
           Net loss applicable to common
              shareholders                           $ (373,358)        (807,926)      (1,423,453)    (1,020,779)        (580,779)
                                                     ==========        =========       ==========     ==========        =========
Divided by weighted average number
  of common share outstanding during
  the period                                          1,032,683        1,032,683        1,032,683      1,032,683        1,032,683
                                                     ==========        =========       ==========     ==========        =========
Loss per common share:
    Loss before extraordinary credit                       (.36)            (.78)           (1.38)          (.97)           (0.93)
    Discontinued operations                                --               --              --              (.02)            (.12)
    Extraordinary credit                                   --               --              --              --                .49
                                                     ----------        ---------       ----------     ----------        ---------
           Net loss                                        (.36)            (.78)           (1.38)          (.99)           (0.56)
                                                     ==========        =========       ==========     ==========        =========